Exhibit 21


                       SUBSIDIARIES OF M.D.C. HOLDINGS, INC.

AMERICAN HOME INSURANCE AGENCY, INC.
AMERICAN HOME TITLE AND ESCROW COMPANY
ASFC-W, INC.
ASW FINANCE COMPANY
BELCORP-1, INC.
BELCORP-2, INC.
DESIGNER DOOR & MILLWORK OF CALIFORNIA, INC.
ENERWEST, INC.
FINANCIAL ASSET MANAGEMENT CORPORATION
GREENWAY FARMS DEVELOPMENT CORPORATION
HOMEAMERICAN MORTGAGE CORPORATION
LION INSURANCE COMPANY
LION WARRANTY CORPORATION
MDC/WOOD, INC.
M.D.C. ACCEPTANCE CORPORATION
M.D.C. FINANCIAL CORPORATION
M.D.C. HOME FINANCE CORPORATION
M.D.C. INSTITUTIONAL RESIDUALS, INC.
M.D.C. LAND CORPORATION
M.D.C. MORTGAGE FINANCE, INC.
M.D.C. MORTGAGE FUNDING CORPORATION II
M.D.C. RESIDUAL HOLDINGS, INC.
RICHMOND AMERICAN CONSTRUCTION, INC.
RICHMOND AMERICAN HOMES OF ARIZONA, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF COLORADO, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF NORTHERN CALIFORNIA, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 1, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 2, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 3, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 4, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 5, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 6, INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN HOMES, INC. (a Florida corporation)
RICHMOND HOMES LIMITED
RICHMOND MANAGEMENT OF COLORADO, INC.
RICHMOND SHELF, INC.
RICHMOND REALTY, INC.
THE YEONAS COMPANY
YOSEMITE AMERICAN MORTGAGE CORPORATION
YOSEMITE FINANCIAL, INC.